   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1998

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         NORTHERN ILLINOIS GAS COMPANY
                     (DOING BUSINESS AS NICOR GAS COMPANY)
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               (Exact name of registrant as specified in charter)

               ILLINOIS                                          36-2863847
       (State of Incorporation)                       (IRS Employer Identification No.)

                                1844 FERRY ROAD
                        NAPERVILLE, ILLINOIS 60563-9600
                        TELEPHONE NUMBER -- 630/983-8676
   (Address and telephone number of registrant's principal executive offices)

                               DAVID L. CYRANOSKI
                 SENIOR VICE PRESIDENT, SECRETARY AND TREASURER
                                1844 FERRY ROAD
                        NAPERVILLE, ILLINOIS 60563-9600
                        TELEPHONE NUMBER -- 630/983-8676
           (Name, address and telephone number of agent for service)

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement when warranted by market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                               PROPOSED              PROPOSED
                                                               MAXIMUM               MAXIMUM              AMOUNT OF
      TITLE OF EACH CLASS OF           AMOUNT BEING         OFFERING PRICE          AGGREGATE            REGISTRATION
   SECURITIES BEING REGISTERED          REGISTERED            PER UNIT*          OFFERING PRICE*             FEE
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First Mortgage Bonds                   $225,000,000              100%              $225,000,000           $62,550(1)
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*Estimated solely for purpose of calculating amount of registration fee.

(1) Pursuant to Rule 429 under the Securities Act, the Prospectus contained herein constitutes a combined Prospectus relating to an aggregate of $75,000,000 of previously registered First Mortgage Bonds registered pursuant to Registration Statement No. 333-42559 and as to which a filing fee of $22,125 was previously paid.
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    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED DECEMBER 17, 1998

PROSPECTUS

                         NORTHERN ILLINOIS GAS COMPANY
                     (DOING BUSINESS AS NICOR GAS COMPANY)
                       $300,000,000 FIRST MORTGAGE BONDS

                             ----------------------

     We may offer for sale from time to time, in one or more series, up to $300,000,000 aggregate principal amount of First Mortgage Bonds on terms determined at the time or times of sale. We refer to the First Mortgage Bonds being offered by this prospectus as the New Bonds. We will prepare and issue a supplement to this prospectus when a particular series is offered to include: the specific aggregate principal amount and offering price, maturity date or dates, rate or rates of interest, time or times of payment of interest, any redemption terms or other specific terms of such series of New Bonds, the names of any underwriters, dealers or agents, any applicable commissions or discounts and the resulting net proceeds to us. No sinking fund is to be provided for the New Bonds.

     We may sell the New Bonds directly to the public or through (i) underwriters or dealers or through agents named in this prospectus (or designated from time to time) or (ii) a group of underwriters or dealers which may be represented by any one or more of such firms. More information about the way we will distribute the New Bonds is under the heading "Plan of Distribution."

                             ----------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ----------------------

               The date of this prospectus is December   , 1998.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we may sell the New Bonds described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the New Bonds we may offer. Each time we sell New Bonds, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

     We believe we have included all information material to investors but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with this registration statement.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") which requires us to file reports and other information with the Commission.

     You may read and copy any of these documents at the Commission's public reference rooms in Washington, D.C., Chicago, Illinois, and New York, New York. You may call the Commission at 1-800-SEC-0330 for more information about the public reference rooms. We file our reports and other information electronically with the Commission and you can access these documents from the Commission's web site (http://www.sec.gov).

     The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate is an important part of this prospectus and our later filings with the Commission automatically update and supercede earlier filings. We incorporate by reference those documents listed below and those we subsequently file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the New Bonds:

          (a) Annual Report on Form 10-K for the year ended December 31, 1997;
     and

        (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1998.

     You may receive a copy of these filings at no cost, other than exhibits to those filings, unless they are specifically incorporated by reference in the information that the prospectus incorporates. Please direct your written requests to:

                            David L. Cyranoski, Senior Vice President,
                              Secretary and Treasurer
                            Nicor Gas Company
                            P.O. Box 190
                            Aurora, Illinois 60507-0190
                            630/983-8676

                                  THE COMPANY

     We are a public utility engaged principally in the purchase, storage, distribution, sale and transportation of natural gas to the public in northern Illinois, generally outside the City of Chicago. We are subject to the jurisdiction of the Illinois Commerce Commission ("Ill.C.C.") which has authority to regulate substantially all phases of the public utility business in Illinois, including our issuance of long-term debt. We are a wholly owned subsidiary of Nicor Inc. ("Nicor"), a holding company exempt from regulation under the Public

Utility Holding Company Act of 1935. The New Bonds are not obligations of, or guaranteed by, Nicor. The mailing address and telephone number of our general office is:

                            P.O. Box 190
                            Aurora, Illinois 60507-0190
                            630/983-8676

                                USE OF PROCEEDS

     We will use the net proceeds from the sale of the New Bonds for the refinancing, if desirable, of certain outstanding First Mortgage Bonds, for construction programs to the extent not provided by internally generated funds, and for general corporate purposes.

                              DESCRIPTION OF BONDS

     All references to us under "Description of Bonds" exclude our subsidiary. The properties of our subsidiary, which are not material in the aggregate, are not subject to the lien of the Indenture and do not constitute bondable property under the Indenture.

     GENERAL. We will issue the New Bonds in one or more series under our Indenture, dated as of January 1, 1954 (as supplemented by Supplemental Indentures heretofore executed), and Supplemental Indentures (each of which is hereafter referred to as the "New Supplemental Indenture"), creating the series in which we will issue the New Bonds. These series will constitute the forty-third and subsequent series of bonds issued under the Indenture. The earlier series of bonds issued under the Indenture that are currently outstanding are as follows:

                                                                AMOUNT AUTHORIZED,
                                                              ISSUED AND OUTSTANDING
                           SERIES                               NOVEMBER 30, 1998
                           ------                             ----------------------
5 7/8% due May 1, 2000......................................       $ 50,000,000
6.45% due August 1, 2001....................................         75,000,000
6.75% due June 1, 2002......................................         50,000,000
5 3/4% due June 1, 2003.....................................         50,000,000
8 7/8% due August 15, 2021..................................         50,000,000
7 3/8% due July 1, 2023.....................................         50,000,000
8 1/4% due August 15, 2024..................................         50,000,000
7.26% due October 15, 2025..................................         50,000,000
7 3/8% due October 15, 2027.................................         50,000,000
6.58% due February 15, 2028.................................         50,000,000
                                                                   ------------
                                                                   $525,000,000
                                                                   ============

     Each series of the New Bonds will be dated the date of the applicable New Supplemental Indenture, and will mature on such date or dates as are set forth in such New Supplemental Indenture. The New Bonds will bear interest at an annual rate specified in its title. We will pay interest semiannually, once on the date which corresponds to the date of the New Supplemental Indenture and six months thereafter. We will begin paying interest on the date which is six months after the date of the New Supplemental Indenture.

     So long as we do not default in the payment of interest on the series of New Bonds, we shall pay interest to the person in whose name each bond is registered on the record dates prescribed by the New Supplemental Indenture (whether or not a business day) next preceding the respective interest payment dates. If and to the extent that we default in the payment of interest due we shall pay defaulted interest to the person in whose name each bond is registered on the record date fixed in advance by us for payment of the defaulted interest. Both principal and interest will be payable at our office or agency in The City of Chicago or, at the option of the registered owner, at our office or agency in The City of New York. At our option, we may pay any installment of interest on the bonds by mailing checks payable to or upon the written order of the person entitled to receive payment to the address of that person as it appears on the registration books.

     We will issue the New Bonds in definitive form, as registered bonds in denominations of $1,000 each or of any authorized multiple of $1,000. You will not be charged for any registration, transfer or exchange of bonds.

     Copies of the Indenture and a copy of the applicable New Supplemental Indenture, in substantially the form in which it is to be executed, except for certain terms to be set forth in the prospectus supplement which will be inserted after the sale of the series of New Bonds, are exhibits to the Registration Statement. Reference is made to such exhibits for a complete statement of the provisions of the Indenture and such New Supplemental Indenture. The following statements are brief summaries of certain of such provisions. The terms "permitted liens," "prior liens," "prior lien bonds," "retired" as used with respect to bonds, "property additions," "property of the character of property additions," "mortgage date of acquisition" and "utilized under the Indenture" are used with the meanings ascribed to such terms, respectively, by the Indenture.

     REDEMPTION AND SINKING FUND. Any redemption provisions will be set forth in the prospectus supplement. No sinking fund is to be provided for the New Bonds.

     SECURITY. The New Bonds will rank equally and ratably with all bonds, irrespective of series, at any time outstanding under the Indenture. The Indenture constitutes a direct first mortgage lien on substantially all gas property and franchises (other than expressly excepted property) we now own, subject only to permitted liens. All gas property and franchises (other than expressly excepted property) we later acquire will, upon our recordation or registration in accordance with our agreements under the Indenture, become subject to the lien of the Indenture, subject only to permitted liens and liens, if any, existing or placed on such property at the time of their acquisition. The Indenture contains limitations upon the acquisition of property subject to a prior lien and the transfer of all or substantially all of our property to another corporation the property of which is subject to a prior lien. In general, these limitations are based upon ratios of (a) principal amount of prior lien bonds to fair value of property securing such bonds and (b) net earnings of such property to interest charges on such bonds. We have agreed in the Indenture to maintain and protect the mortgaged property as an operating system.

     The lien of the Indenture expressly excepts, whether now owned by us or later acquired, (1) certain real estate not used in the gas utility business,
(2) real estate held by us in the name of a nominee, (3) cash and securities not specifically pledged under the Indenture, (4) receivables, (5) contracts (other than leases), (6) materials, (7) supplies, (8) all gas in storage not included in our utility plant accounts, (9) merchandise, (10) automobiles, trucks and other transportation equipment, (11) office furniture and equipment, (12) natural gas wells, (13) natural gas leases, and (14) natural gas gathering lines.

     ISSUANCE OF ADDITIONAL BONDS. We may not issue additional bonds of any of the presently outstanding series, nor any New Bonds in addition to the $300,000,000 principal amount of the New Bonds covered by this prospectus. Subject to the provisions of the Indenture, we may issue additional bonds of any other series in principal amount equal to:

          (a) 66 2/3% of "net property additions" not previously utilized under the Indenture;

          (b) the amount of cash deposited with the Trustee as a basis for the issuance of such bonds; and

          (c) the amount of "bondable bond retirements" not previously utilized under the Indenture, such term being defined, in general, to include (1) the principal amount of bonds of any series retired otherwise than through a sinking fund, and (2) such percentage, if any, of the principal amount of bonds of any other series retired through a sinking fund as may be specified in the supplemental indenture creating such series (does not include the New Bonds or any previously issued series outstanding).

We may not issue such bonds under (a) or (b), or under (c) if the bonds to be issued bear a higher rate of interest than that borne by the bonds retired or being retired (except in case such bonds retired or being retired mature within two years), unless our "net earnings" for a 12-month period within the immediately preceding 15-month period shall have been equal to at least two and one-half times the annual interest on all bonds then outstanding under the Indenture, including the bonds then applied for but not including any bonds then being retired, and on all prior lien bonds then outstanding, not including any prior lien bonds then being retired.

     The term "net earnings" shall mean our earnings (including earnings or loss of any gas utility business acquired during the period for that part of the period prior to acquisition) computed by deducting from our revenues our operating expenses, depreciation and taxes except: (a) charges for the amortization, write-down or write-off of acquisition adjustments or intangibles;
(b) property losses charged to operations; (c) provisions for income and excess or other profits taxes imposed on income after the deduction of interest charges, or charges made in lieu of such taxes; (d) interest charges; and (e) amortization of debt and stock discount and expense or premium. Any net profit or net loss from merchandising and jobbing is to be deducted from operating expenses or added to operating expenses, as the case may be. Net non-operating income from property and securities not subject to the lien of the Indenture may be included in revenues but only to the extent of not more than 10% of the total of such net earnings. No profits or losses on disposition of property or securities or on the reacquisition of securities shall be included in net earnings.

     "Net property additions" means the amount of $9,000,000, plus the cost or fair value as of the mortgage date of acquisition thereof, whichever is less, of property additions (which may not include additions subject to a prior lien) after January 31, 1954, less all "current provisions for depreciation" made subsequent to that date, after deducting from such current provisions for depreciation the amount of the "renewal fund requirement," if any, for the year 1954 (last 11 months) and subsequent years.

     "Current provisions for depreciation" for any period means the greater of:

          (a) the total of the amounts appropriated for depreciation during such period on all property of the character of property additions subject to the lien of the Indenture but not subject to a prior lien, increased or decreased, as the case may be, by net salvage for such period, such amounts not to include, however, provisions for depreciation charged to surplus, charges to income or surplus for the amortization, write-down or write-off of acquisition adjustments or intangibles, property losses charged to operations or surplus, or charges to income in lieu of income and excess or other profits taxes; or

          (b) an amount equal to one-twelfth of 2% for each calendar month of such period (or such lesser percentage as may, at intervals of not less than five years, be certified by an independent engineer as adequate) of the original cost, as of the beginning of such month, of all depreciable property of the character of property additions subject to the lien of the Indenture but not subject to a prior lien.

     As of November 30, 1998, net property additions available as the basis for the issuance of additional bonds amounted to approximately $376,000,000. As of November 30, 1998, there were $75,000,000 bondable bond retirements available as the basis for the issuance of additional bonds. We will issue the New Bonds first against any newly available bondable bond retirements and the balance against net property additions.

     The Indenture contains no provisions which afford holders of New Bonds protection in the event we are involved in a highly-leveraged transaction other than the security afforded by the lien of the Indenture and its restrictions as to issuance of additional bonds described above.

     RENEWAL FUND REQUIREMENT. Under the Indenture, we are required to pay to the Trustee in each year an amount of cash, as a renewal fund, equal to the excess, if any, of current provisions for depreciation for that year over the cost or fair value as of the mortgage date of acquisition, whichever is less, of property additions for such year. Such amount, which will be the renewal fund requirement for that year, is subject to reduction by an amount equal to the amount, certified to the Trustee, of net property additions or bondable bond retirements, or both, not previously utilized under the Indenture. There was no renewal fund requirement for any of the years 1954 through 1995. The amounts of the renewal fund requirement for the years 1996 and 1997 were approximately $7,000,000 and $18,000,000, respectively, which amounts were reduced by the utilization of an equivalent amount of net property additions.

     RELEASE OF PROPERTY AND WITHDRAWAL CASH. We may sell or otherwise dispose of and secure the release of any part of the mortgaged property upon deposit with the Trustee of cash in an amount equal to the fair value of the property released, which in no event may be less than the consideration received. If, however, the property to be released is subject to a prior lien, then that property may be released upon a showing that it has been released from the prior lien upon due compliance with the release provisions. Cash to be deposited upon the release of mortgaged property may, subject to certain limitations, be reduced by an amount not in excess of

(a) the principal amount of purchase money obligations secured by purchase money mortgage upon the property to be released, and (b) the principal amount of any prior lien bonds secured by a prior lien on the property to be released, where the purchaser has assumed the payment of the bonds. Cash to be deposited may also be reduced by an amount equal to the amount of net property additions or bondable bond retirements, or both, not previously utilized under the Indenture.

     Cash deposited with the Trustee as a basis for the issuance of bonds may be withdrawn in an amount equal to 66 2/3% of the amount of net property additions not previously utilized under the Indenture, or in an amount equal to the amount of bondable bond retirements not previously utilized under the Indenture, or both. All other cash (except sinking fund cash) deposited with the Trustee to be held as part of the mortgaged property may be withdrawn in an amount equal to the amount of net property additions or bondable bond retirements, or both, not previously utilized under the Indenture.

     MODIFICATION OF INDENTURE. In general, we and the trustee may modify or alter the Indenture and supplemental indentures and our rights and obligations along with those of the bondholders, and obtain waivers of compliance with the Indenture and supplemental indentures upon the affirmative vote of holders of 66 2/3% in principal amount of the bonds entitled to vote with respect to the matter involved. No modifications or alterations or waivers of compliance are permitted with respect to the following certain basic matters: (1) terms of payment of principal, premium, if any, and interest on bonds (but not including sinking fund requirements), (2) creation of liens ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgage property (other than as permitted by the Indenture) or the deprivation of any bondholder of his lien, or (3) any reduction of the vote necessary to take such actions.

     DEFAULTS. The following are deemed "completed defaults" under the
Indenture:

     - default in the payment of principal on any bonds issued under the Indenture, including the New Bonds, when due and payable at maturity or upon redemption or by declaration or as otherwise provided in the Indenture;

     - default for 60 days in the payment of interest on any of such bonds;

     - default for 30 days after written notice to us in the payment of principal or interest (after the expiration of any applicable grace period) on prior lien bonds;

     - default for 90 days after written notice to us in the performance of any other covenant of the Indenture, including any covenant relating to sinking fund obligations;

     - certain events of bankruptcy and insolvency.

     We furnish annually to the Trustee a certificate in respect of our compliance or noncompliance with the covenants of the Indenture.

     If one or more completed defaults occurs and continues, the Trustee or the holders of not less than 25% in principal amount of the bonds then outstanding may declare the principal of all such bonds, together with all accrued and unpaid interest thereon, if not already due, to be due and payable immediately. No bondholder may enforce the Indenture unless that holder gives the Trustee written notice of some existing and continuing default and the holders of not less than 25% in principal amount of the bonds then outstanding request in writing that the Trustee act and they have given the Trustee a reasonable opportunity to act. The Trustee is entitled to be indemnified before enforcing the lien at the request of the bondholders.

     If, at any time after the occurrence of a completed default and before the sale of the mortgage property, we have paid or collected and paid out of the mortgage property all arrears of principal and interest, together with other amounts described in the Indenture and we have remedied or cured all other defaults, if any, to the reasonable satisfaction of the Trustee, then the Trustee, upon the written request of the holders of a majority in principal amount of the bonds then outstanding, shall waive any such default.

     CONCERNING THE TRUSTEE. Harris Trust and Savings Bank ("Harris") is the Trustee under the Indenture. We and certain of our affiliates borrow from, and utilize many of the banking services offered by, Harris in the normal course of business.

                              PLAN OF DISTRIBUTION

     We may sell the New Bonds, in one or more series, for reoffering at fixed or varying prices to the public through underwriting syndicates led by one or more managing underwriters or through one or more of such firms acting alone. ABN AMRO Incorporated, Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated and Salomon Smith Barney Inc. are among the firms which may act as managing underwriters. The prospectus supplement will name the managing underwriter or underwriters for each series of New Bonds, together with the members of the underwriting syndicate, if any. If we use an underwriter in the sale, we will execute an underwriting agreement providing that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the New Bonds of the series being sold if they purchase any.

     We may sell the New Bonds directly to the public or through agents designated by us from time to time. Any agent involved in the offer or sale of the New Bonds of any series will be named in the relevant prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

     In connection with the sale of any series of the New Bonds, we may compensate underwriters or agents in the form of discounts, concessions or commissions. Underwriters, agents or dealers that participate in the distribution of any series of the New Bonds may be deemed to be underwriters of such series, and any discounts or commissions received by them from us and any profit on the resale of the New Bonds of such series by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus supplement will describe the discounts and commissions, all other underwriting compensation, and discounts and concessions to be allowed or paid to dealers. Underwriters or agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act. Underwriters or agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

     If we use a dealer in the sale of any series of the New Bonds, we will sell the New Bonds of such series to the dealer as principal. The dealer may then resell the New Bonds of such series to the public at varying prices to be determined by that dealer at the time of resale. Other sales may be made, directly or through agents, to purchasers outside existing trading markets.

                                 LEGAL OPINIONS

     Certain legal matters in connection with the offering of the New Bonds will be passed upon for us by Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, and by Wildman, Harrold, Allen & Dixon, 225 West Wacker Drive, Chicago, Illinois 60606 for any underwriter, dealer or agent named in the prospectus supplement.

                                    EXPERTS

     The consolidated financial statements and schedule included in the Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, and are incorporated in reliance upon the authority of said firm as experts in giving said report.

================================================================================

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT OFFER TO SELL OR OFFER TO BUY ANY OF THE SECURITIES IN ANY JURISDICTION TO ANY PERSON WHERE IT IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
About This Prospectus.................    2
Where You Can Find More Information...    2
The Company...........................    2
Use of Proceeds.......................    3
Description of Bonds..................    3
Plan of Distribution..................    7
Legal Opinions........................    7
Experts...............................    7

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================================================================================


                                [COMPANY LOGO]
                                 $    ,000,000

                             FIRST MORTGAGE BONDS

                                      % SERIES

                    DUE
                               ------------------

                                   PROSPECTUS

                               ------------------



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                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

          THE TERM "COMPANY" REFERS TO NORTHERN ILLINOIS GAS COMPANY.

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses of the Company in connection with the issuance and distribution of the New Bonds:

Bond rating fees............................................    $275,000
Trustee's fees and expenses.................................      15,000
Printing....................................................      60,000
Registration fee -- Securities and Exchange Commission......      62,550
Legal fees..................................................     200,000
"Blue Sky" fees and expenses................................      30,000
Preparation and delivery of New Bonds.......................      15,000
Accountants' fees and expenses..............................      45,000
Miscellaneous...............................................      32,450
                                                                --------
          Total.............................................    $735,000
                                                                ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated in Illinois. Section 8.75 of the Illinois Business Corporation Act of 1983 permits, and in some circumstances requires, indemnification of officers, directors and employees of the Company.

     The Articles of Incorporation of the Company provide indemnification for all officers, directors or employees of the Company. Coverage is also extended to persons who, at the request of the Company, serve, in any capacity, other corporations, associations or entities. Indemnification is provided, except in relation to matters as to which it is finally adjudged or determined that the person breached a duty to the Company, or the person failed to act in good faith for a purpose which the person reasonably believed to be in the best interest of the Company, or, in the case of criminal litigation, the person had reasonable cause to believe that such conduct was unlawful. If the required indemnification standard is met, indemnification may cover the liabilities and reasonable expenses of the person.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding, or claims to the extent covered by contracts of insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Company maintains at its expense insurance policies which insure the Company and the officers and directors of the Company against certain liabilities, including certain liabilities which might arise under the Securities Act of 1933.

ITEM 16. EXHIBITS.

     See Exhibit Index, page S-4.

ITEM 17. UNDERTAKINGS.

                               RULE 415 OFFERING

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         ACCELERATION OF EFFECTIVENESS

     Reference is made to Item 15, Indemnification of Directors and Officers, for this Undertaking.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement specified in Transaction Requirement B.2. of Form S-3 will be met by the time of effectiveness and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, at its general office, 1844 Ferry Road, Naperville, Illinois, on the 17th day of December 1998.

                                          NORTHERN ILLINOIS GAS COMPANY
                                          (d/b/a Nicor Gas Company)

                                          By     /s/ DAVID L. CYRANOSKI

                                            ------------------------------------
                                                     David L. Cyranoski
                                                   Senior Vice President,
                                                  Secretary and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities indicated on December 17, 1998.

                  SIGNATURE                                        TITLE
                  ---------                                        -----

            /s/ THOMAS L. FISHER               Chairman, President, Chief Executive Officer
---------------------------------------------  and Director
              Thomas L. Fisher

           /s/ DAVID L. CYRANOSKI              Senior Vice President, Secretary and
---------------------------------------------  Treasurer and Principal Financial Officer
             David L. Cyranoski

            /s/ GEORGE M. BEHRENS              Vice President and Controller and Principal
---------------------------------------------  Accounting Officer
              George M. Behrens

ROBERT M. BEAVERS, JR.*                        Director

JOHN H. BIRDSALL, III*                         Director

THOMAS A. DONAHOE*                             Director

JOHN E. JONES*                                 Director

DENNIS J. KELLER*                              Director

CHARLES S. LOCKE*                              Director

SIDNEY R. PETERSEN*                            Director

JOHN RAU*                                      Director

PATRICIA A. WIER*                              Director

                                          *By     /s/ DOUGLAS M. RUSCHAU

                                             -----------------------------------
                                             Douglas M. Ruschau
                                              (Attorney-in-fact)

                                 EXHIBIT INDEX

                            EXHIBITS FILED HEREWITH

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
 1.01      Form of proposed Underwriting Agreement.
 4.19      Form of proposed Supplemental Indenture.
 5.01      Legal Opinion.
23.01      Consent of Independent Public Accountants.
23.02      Consent of Counsel. (Reference is made to Exhibit 5.01 for this Consent.)
24.01      Powers of Attorney.
25.01      Statement of Eligibility of Trustee (Form T-1).

                       EXHIBITS INCORPORATED BY REFERENCE

     The exhibits listed below have been heretofore filed with the Securities and Exchange Commission as exhibits to registration statements or to other filings with the Commission and are incorporated herein as exhibits by reference. The file number and exhibit number of each such exhibit are stated, in parentheses, in the description of such exhibit.

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
 4.01      Indenture of Commonwealth Edison Company to Continental
           Illinois National Bank and Trust Company of Chicago,
           Trustee, dated as of January 1, 1954. (File No. 1-7296, Form
           10-K for 1995, Exhibit 4.01.)
 4.02      Indenture of Adoption of the Company to Continental Illinois
           National Bank and Trust Company of Chicago, Trustee, dated
           February 9, 1954. (File No. 1-7296, Form 10-K for 1995,
           Exhibit 4.02.)
 4.03      Supplemental Indenture, dated June 1, 1963, of the Company to Continental Illinois National Bank and Trust Company of
           Chicago, Trustee, under Indenture dated as of January 1,
           1954. (File No. 2-21490, Form S-9, Exhibit 2-8.)
 4.04      Supplemental Indenture, dated May 1, 1966, of the Company to
           Continental Illinois National Bank and Trust Company of
           Chicago, Trustee, under Indenture dated as of January 1,
           1954. (File No. 2-25292, Form S-9, Exhibit 2-4.)
 4.05      Supplemental Indenture, dated June 1, 1971, of the Company to Continental Illinois National Bank and Trust Company of
           Chicago, Trustee, under Indenture dated as of January 1,
           1954. (File No. 2-44647, Form S-7, Exhibit 2-03.)
 4.06      Supplemental Indenture, dated April 30, 1976, between Nicor
           Inc. and Continental Illinois National Bank and Trust
           Company of Chicago, Trustee, under Indenture dated as of
           January 1, 1954. (File No. 2-56578, Form S-9, Exhibit 2-25.)
 4.07      Supplemental Indenture, dated April 30, 1976, of the Company to Continental Illinois National Bank and Trust Company of
           Chicago, Trustee, under Indenture dated as of January 1,
           1954. (File No. 2-56578, Form S-9, Exhibit 2-21.)

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
 4.08      Supplemental Indenture, dated August 15, 1991, of the
           Company to Continental Bank, National Association, Trustee,
           under Indenture dated as of January 1, 1954. (File No.
           1-7296, Form 8-K for August 1991, Exhibit 4-01.)
 4.09      Supplemental Indenture, dated May 1, 1993, of the Company to
           Continental Bank, National Association, Trustee, under
           Indenture dated as of January 1, 1954. (File No. 1-7296,
           Form 10-Q for March 1993, Exhibit 4-02.)
 4.10      Supplemental Indenture, dated July 1, 1993, of the Company to Continental Bank, National Association, Trustee, under
           Indenture dated as of January 1, 1954. (File No. 1-7296,
           Form 10-Q for June 1993, Exhibit 4-01.)
 4.11      Supplemental Indenture, dated August 15, 1994, of the
           Company to Continental Bank, Trustee, under Indenture dated as of January 1, 1954. (File No. 1-7296, Form 10-Q for
           September 1994, Exhibit 4.01.)
 4.12      Supplemental Indenture, dated October 15, 1995, of the
           Company to Bank of America Illinois, Trustee, under
           Indenture dated as of January 1, 1954. (File No. 1-7296,
           Form 10-Q for September 1995, Exhibit 4.01.)
 4.13      Supplemental Indenture, dated May 10, 1996, of the Company to Harris Trust and Savings Bank, Trustee, under Indenture dated as of January 1, 1954. (File No. 1-7296, Form 10-Q for
           June 1996, Exhibit 4.01.)
 4.14      Supplemental Indenture, dated August 1, 1996, of the Company to Harris Trust and Savings Bank, Trustee, under Indenture dated as of January 1, 1954. (File No. 1-7296, Form 10-Q for
           June 1996, Exhibit 4.02.)
 4.15      Supplemental Indenture, dated June 1, 1997, of the Company to Harris Trust and Savings Bank, Trustee, under Indenture dated as of January 1, 1954. (File No. 1-7296, Form 10-Q for
           June 1997, Exhibit 4.01.)
 4.16      Supplemental Indenture, dated October 15, 1997, of the
           Company to Harris Trust and Savings Bank, Trustee, under
           Indenture dated as of January 1, 1954. (File No. 1-7296,
           Form 10-Q for September 1997, Exhibit 4.01.)
 4.17      Supplemental Indenture, dated February 15, 1998, of the
           Company to Harris Trust and Savings Bank, Trustee under
           Indenture dated as of January 1, 1954. (File No. 1-7296,
           Form 10-K for 1997, Exhibit 4.19).
 4.18      Supplemental Indenture, dated June 1, 1998, of the Company to Harris Trust and Savings Bank, Trustee, under Indenture dated as of January 1, 1954. (File No. 1-7296, Form 10-Q for
           June 1998, Exhibit 4.01.)
12.01      Consolidated Ratio of Earnings to Fixed Charges. (File No.
           1-7296, Form 10-Q for September 1998, Exhibit 12.01)